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                                   Exhibit 23

         We consent to the incorporation by reference and use of our report dated January 30, 1998, on the consolidated financial statements of Rurban Financial Corp., which appears on page 49 of Rurban Financial Corp.'s Form 10-K for the year ended December 31, 1997, in Rurban Financial Corp.'s Registration Statement on Form S-8 pertaining to the Rurban Financial Corp. Stock Option Plan.



                                                  Crowe, Chizek and Company LLP


South Bend, Indiana
March 23, 1998





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